Exhibit 99.1

Worldpay Reports Fourth Quarter and Full-Year 2017 Results

Strong Results Highlight Positive Outlook for Newly Combined Company

CINCINNATI and LONDON, February 28, 2018 - Worldpay, Inc. (NYSE: WP, LSE: WPY) (“Worldpay” or the “Company”) today announced financial results for the fourth quarter and full-year financial results for predecessor companies Vantiv, Inc. and Worldpay Group plc for the quarterly and full-year periods ended December 31, 2017. The Company also provided guidance for the combined Company for the first quarter and full-year 2018 and furnished non-GAAP supplemental “historical as if combined” pro forma financial results for 2017 and 2016. Vantiv, Inc.’s acquisition of Worldpay Group plc closed on January 16, 2018.

“Both of our heritage companies performed well during 2017’s fourth quarter, creating momentum for Worldpay as the leader in the rapidly expanding global payments industry,” said Charles Drucker, chairman and co-chief executive officer.

Philip Jansen, co-chief executive officer at Worldpay, added, “Differentiated by our technological capabilities, distribution, scale, and talented colleagues, Worldpay is uniquely able to power global integrated omni-commerce, positioning us to do more for our clients together than either company could have achieved on its own.”

Vantiv, Inc. Fourth Quarter and Full-Year 2017 Results

(unaudited)

(in millions, except share data)

	Three Months Ended			Year Ended
	December 31, 2017	December 31, 2016	% Change	December 31, 2017	December 31, 2016	% Change
Total revenue	$1,066	$955	12%	$4,026	$3,579	13%
Net revenue	569	502	13%	2,123	1,905	11%
Merchant Services	484	412	17%	1,787	1,546	16%
Financial Institution Services	85	90	(5)%	336	359	(6)%
Adjusted EBITDA	282	248	13%	1,018	912	12%
GAAP Net loss per diluted share attributable to Vantiv, Inc.	$(0.37)	$0.29	(228)%	$0.80	$1.32	(39)%
Adjusted net income per share	$0.97	$0.75	29%	$3.37	$2.73	23%

Worldpay Group plc Fourth Quarter and Full-Year 2017 Results

(unaudited)

(in millions)

	Three Months Ended				Year Ended
	December 31, 2017	December 31, 2016	% Change	Foreign Currency Neutral	December 31, 2017	December 31, 2016	% Change	Foreign Currency Neutral
Total revenue	£1,293	£1,235	5%	8%	£5,071	£4,541	12%	9%
Net Revenue	317	301	5%	7%	1,221	1,124	9%	7%
Gross Profit	277	266	4%	6%	1,067	985	8%	7%
Global eCom	113	93	21%	21%	424	357	19%	19%
WPUK	104	106	(1)%	(1)%	404	397	2%	2%
WPUS	60	67	(10)%	(5)%	239	231	3%	(2)%
Underlying EBITDA	143	130	10%	11%	520	468	11%	11%

Worldpay, Inc. Combined Company First Quarter and Full-Year Financial Outlook

(in millions, except share data)

	Three Months Ended March 31,		Year Ended December 31,
	2018 Outlook(1)	2017 Actuals(2)	2018 Outlook(1)	2017 Actuals(2)
Net revenue	$825 - $840	$470	$3,800 - $3,890	$2,123
GAAP Net income per diluted share attributable to Worldpay, Inc	$(0.51) - $(0.46)	$0.17	$0.56 - $0.71	$0.80
Adjusted net income per share	$0.76 - $0.79	$0.68	$3.66 - $3.76	$3.37

(1)	Combined company guidance excludes Worldpay Group plc Net Revenue and EPS contribution for the period prior to the transaction closing from January 1, 2018 -January 15, 2018. Combined company guidance is based on an assumed exchange rate of U.S. dollar/pound sterling of $1.35.
(2)	2017 actuals include Vantiv, Inc. results only.

Assuming the transaction closed on January 1, 2017, Net Revenue outlook for three months and full year ended 2018 would have been $890-$905 million and $3,865-$3,955 million, representing revenue growth of 9-11% and 7-9%, respectively.

Supplemental Information

The company is providing non-GAAP supplemental information to illustrate what the combined Vantiv, Inc./Worldpay Group plc adjusted financial results would have been, given the assumptions outlined in the supplemental materials, had the transaction been effective at the beginning of 2016. Refer to the “Supplemental Information” section that begins on page 12.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss the fourth quarter and full-year 2017 financial results today at 8:00 a.m. ET. The conference call can be accessed live over the phone in the U.S. and Canada by dialing (888) 710-4011, in the U.K. by dialing 0800 404 7655, or for international callers (719) 325-4891, and referencing code 5521502. A replay will be available approximately two hours after the call concludes and can be accessed for the U.S. and Canada by dialing (888) 203-1112, in the U.K. by dialing 0808 101 1153, or for international callers (719) 457-0820, and entering replay passcode 5521502. The call will also be webcast live from the Company’s investor relations website at http://investor.worldpay.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

About Worldpay, Inc.

Worldpay, Inc. (NYSE: WP; LSE: WPY) is a leading payments technology company with unique capability to power global integrated omni-commerce. With industry-leading scale and an unmatched integrated technology platform, Worldpay offers clients a comprehensive suite of products and services globally, delivered through a single provider.

Worldpay processes over 40 billion transactions annually through more than 300 payment types across 146 countries and 126 currencies. The company’s growth strategy includes expanding into high-growth markets, verticals and customer segments, including global eCommerce, Integrated Payments and B2B.

Worldpay, Inc. was formed in 2018 through the combination of the No. 1 merchant acquirers in the U.S. and the U.K. Worldpay, Inc. trades on the New York Stock Exchange as “WP” and the London Stock Exchange as “WPY.”

Non-GAAP and Pro Forma Financial Measures

This earnings release presents non-GAAP and pro forma financial information including net revenue, adjusted EBITDA, Underlying EBITDA, adjusted net income, and adjusted net income per share. These are important financial performance measures for the Company, but are not financial measures as defined by GAAP. The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP and adjusted financial performance measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

Forward-Looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements including any statements regarding guidance and statements of a general economic or industry specific nature. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in the company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and include, but are not limited to: (i) our ability to adapt to developments and change in our industry; (ii) competition; (iii) unauthorized disclosure of data or security breaches; (iv) systems failures or interruptions; (v) our ability to expand our market share or enter new markets; (vi) our ability to successfully integrate the businesses of our predecessor companies; (vii) our ability to identify and complete acquisitions, joint ventures and partnerships; (viii) failure to comply with applicable requirements of Visa, MasterCard or other payment networks or changes in those requirements; (ix) our ability to pass along fee increases; (x) termination of sponsorship or clearing services; (xi) loss of clients or referral partners; (xii) reductions in overall consumer, business and government spending; (xiii) fraud by merchants or others; (xiv) a decline in the use of credit, debit or prepaid cards; (xv) consolidation in the banking and retail industries; (xvi) changes in foreign currency exchange rates; (xvii) the effects of governmental regulation or changes in laws; (xviii) geopolitical, regulatory, tax and business risks associated with our international operations; and (xix) outcomes of future litigation or investigations and our dual-listings with the NYSE and LSE. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. More information on potential factors that could affect the company’s financial results and performance is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s periodic reports filed with the SEC, including the company’s most recently filed Annual Report on Form 10-K and its subsequent filings with the SEC.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

CONTACTS

Investors

Nathan Rozof, CFA or Ignatius Njoku

Investor Relations

(866) 254-4811

(513) 900-4811

IR@worldpay.com

Media

Andrew Ciafardini

Corporate Communications

(513) 900-5308

Andrew.Ciafardini@worldpay.com

Schedule 1

Worldpay, Inc.

Consolidated Statements of Income

(Unaudited)

(in thousands, except share data)

	Three Months Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
	2017	2016	% Change	2017	2016	% Change
Total revenue	$1,065,746	$955,132	12%	$4,026,477	$3,578,991	13%
Network fees and other costs	496,807	452,720	10%	1,903,165	1,674,230	14%

Net revenue(1)	568,939	502,412	13%	2,123,312	1,904,761	11%
Sales and marketing	172,424	148,521	16%	669,506	582,251	15%
Other operating costs	84,318	74,771	13%	318,665	294,235	8%
General and administrative	105,469	55,876	89%	295,101	189,707	56%
Depreciation and amortization	81,529	70,504	16%	318,493	270,054	18%

Income from operations	125,199	152,740	(18)%	521,547	568,514	(8)%
Interest expense—net	(43,220)	(28,213)	53%	(140,661)	(109,534)	28%
Non-operating income (expense)(2)	419,154	(21,307)	NM	432,826	(36,256)	NM

Income before applicable income taxes	501,133	103,220	385%	813,712	422,724	92%
Income tax expense(3)	547,501	40,262	NM	631,020	141,853	345%

Net (loss) income	(46,368)	62,958	(174)%	182,692	280,871	(35)%
Less: Net income attributable to non-controlling interests	(13,302)	(15,111)	(12)%	(52,582)	(67,663)	(22)%

Net (loss) income attributable to Worldpay, Inc.	$(59,670)	$47,847	(225)%	$130,110	$213,208	(39)%

Net (loss) income per share attributable to Worldpay, Inc. Class A common stock:
Basic	$(0.37)	$0.30	(223)%	$0.81	$1.37	(41)%
Diluted(4)	$(0.37)	$0.29	(228)%	$0.80	$1.32	(39)%
Shares used in computing net (loss) income per share of Class A common stock:
Basic	161,554,183	157,355,173		161,293,062	156,043,636
Diluted	161,554,183	162,201,382		162,807,146	162,115,549
Non Financial Data:
Transactions (in millions)	6,877	6,700	3%	26,289	24,973	5%

(1)	Net revenue is revenue, less network fees and other costs which primarily consist of pass through expenses incurred by us in connection with providing processing services to our clients, including Visa and Mastercard network association fees and payment network fees.
(2)	Non-operating income for the three months and year ended December 31, 2017 primarily consists of a gain of approximately $418.9 million relating to the impact to the tax receivable agreement (“TRA”) liability as a result of the Tax Cuts and Jobs Act (“Tax Reform”) being enacted on December 22, 2017 and an unrealized gain of approximately $8.7 million for the three months and $33.1 million for the year ended, respectively, relating to the change in fair value of a deal contingent forward entered into in connection with the Worldpay Group plc acquisition, partially offset by the change in fair value of a TRA entered into as part of the acquisition of Mercury (“Mercury TRA”). Non-operating expense for the three months and year ended December 31, 2016 relates to the change in fair value of the Mercury TRA as well as expenses relating to the refinancing of our senior secured credit facilities in October 2016.
(3)	Primarily includes an adjustment of $363.6 million to deferred taxes for the change in tax rates and the impact to the TRA discussed in (2) above, both resulting from the Tax Reform enacted on December 22, 2017.
(4)	Due to our structure as a C corporation and Vantiv Holding’s structure as a pass-through entity for tax purposes, the numerator in the diluted net income per share calculation is adjusted to reflect our income tax expense at an expected effective tax rate assuming the conversion of the Class B units of Vantiv Holding into shares of our Class A common stock. During the three months and year ended December 31, 2017, approximately 15.3 million and 27.2 million weighted-average dilutive Class B units of Vantiv Holding were excluded in computing diluted net income per share because including them would have an antidilutive effect. During the three months and year ended December 31, 2016, approximately 35.0 million weighted-average Class B units of Vantiv Holding were excluded in computing diluted net income per share because including them would have an antidilutive effect. As the Class B units of Vantiv Holding were not included, the numerator used in the calculation of diluted net income per share was equal to the numerator used in the calculation of basic net income per share for the three months and year ended December 31, 2017 and 2016. Additionally, due to the net loss for the three months ended December 31, 2017, any remaining potentially dilutive securities were also excluded from the denominator in computing dilutive net income per share.

Schedule 2

Worldpay, Inc.

Adjusted Net Income

(Unaudited)

(in thousands, except share data)

	Three Months Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
	2017	2016	% Change	2017	2016	% Change
Income before applicable income taxes	$501,133	$103,220	385%	$813,712	$422,724	92%
Non-GAAP Adjustments:
Transition, acquisition and integration costs(1)(3)	62,260	15,226	309%	130,146	37,558	247%
Share-based compensation(3)	12,787	9,979	28%	47,855	35,871	33%
Intangible amortization(2)(3)	56,369	48,118	17%	217,849	190,822	14%
Non-operating (income) expenses(4)	(419,154)	21,307	NM	(432,826)	36,256	NM

Non-GAAP adjusted income before applicable income taxes	213,395	197,850	8%	776,736	723,231	7%
Less: Adjustments
Adjusted tax expense(5)	38,989	50,108	(22)%	133,804	184,203	(27)%
Adjusted tax rate	18%	25%		17%	25%
Other(6)	661	(381)	NM	1,804	1,200	50%

Adjusted net income	$173,745	$148,123	17%	$641,128	$537,828	19%

Adjusted net income per share	$0.97	$0.75	29%	$3.37	$2.73	23%
Adjusted shares outstanding(7)	178,625,196	197,244,208		190,052,282	197,158,375

Non-GAAP and Adjusted Financial Measures

This schedule presents non-GAAP and adjusted financial measures, which are important financial performance measures for the Company, but are not financial measures as defined by GAAP. Such financial measures should not be considered as alternatives to GAAP, and such measures may not be comparable to those reported by other companies.

Adjusted net income is derived from GAAP income before applicable income taxes and adjusted for the following items described below:

(1)	Represents acquisition and integration costs incurred in connection with our acquisitions, charges related to employee termination benefits and other transition activities. Included in Transition, acquisition and integration costs for the three months and year ended December 31, 2017 is a charge of $3.5 million and $41.5 million, respectively, to G&A related to a settlement agreement stemming from legacy litigation of an acquired company.
(2)	Represents amortization of intangible assets acquired through business combinations and customer portfolio and related asset acquisitions.
(3)	Below are the adjustments to Other operating costs, General and administrative and Depreciation and amortization.

	Three Months Ended December 31, 2017			Three Months Ended December 31, 2016
	Transition, Acquisition & Integration	Share-Based Compensation	Amortization Of Intangible Assets	Transition, Acquisition & Integration	Share-Based Compensation	Amortization Of Intangible Assets
Other operating costs	$4,018	$—	$—	$1,133	$—	$—
General and administrative	58,242	12,787	—	14,093	9,979	—
Depreciation and amortization	—	—	56,369	—	—	48,118

Total adjustments	$62,260	$12,787	$56,369	$15,226	$9,979	$48,118

	Year Ended December 31, 2017			Year Ended December 31, 2016
	Transition, Acquisition & Integration	Share-Based Compensation	Amortization Of Intangible Assets	Transition, Acquisition & Integration	Share-Based Compensation	Amortization Of Intangible Assets
Other operating costs	$14,864	$—	$—	$8,877	$—	$—
General and administrative	115,282	47,855	—	28,681	35,871	—
Depreciation and amortization	—	—	217,849	—	—	190,822

Total adjustments	$130,146	$47,855	$217,849	$37,558	$35,871	$190,822

(4)	Non-operating (income) expense for the three months and year ended December 31, 2017 and 2016 primarily consists of the following:

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Impact of Tax Reform to TRA liability	$(418,858)	$—	$(418,858)	$—
Unrealized gain related to change in fair value of deal contingent forward	(8,743)	—	(33,108)	—
Change in fair value of Mercury TRA	3,263	4,594	13,971	19,474
Expenses related to refinancing of senior secured credit facilities and other	5,184	16,713	5,169	16,782

Non-operating (income) expense	$(419,154)	$21,307	$(432,826)	$36,256

(5)	Represents adjusted income tax expense to reflect an effective tax rate of 34% for 2017 and 36% for 2016, assuming the conversion of the Class B units of Vantiv Holding into shares of Class A common stock, including the tax effect of adjustments described above. The 2017 effective tax rate includes the impact of the excess tax benefits relating to stock compensation as a result of the Company adopting new stock compensation accounting guidance on January 1, 2017 which requires those benefits to be recorded in income tax expense. Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, and to the tax basis step up associated with our separation from Fifth Third Bank and the purchase or exchange of Class B units of Vantiv Holding, net of payment obligations under tax receivable agreements.
(6)	Represents the non-controlling interest, net of pro forma income tax expense discussed in (5) above, associated with a consolidated joint venture.
(7)	The adjusted shares outstanding include 17.1 million and 27.2 million weighted average Class B units of Vantiv Holding and other potentially dilutive securities that are excluded from the GAAP dilutive net income per share calculation for the three months and year ended December 31, 2017, respectively, because including them would have an antidilutive effect. The adjusted shares outstanding include 35.0 million weighted-average Class B units that are excluded from the GAAP dilutive net income per share calculation for the three months and year ended December 31, 2016 because including them would have an antidilutive effect.

Schedule 3

Worldpay, Inc.

Segment Information

(Unaudited)

(in thousands)

Merchant Services

	Three Months Ended December 31,
	2017	2016	% Change
Total revenue	$952,192	$831,918	14%
Network fees and other costs	468,640	419,470	12%

Net revenue	483,552	412,448	17%
Sales and marketing	166,851	141,835	18%

Segment profit	$316,701	$270,613	17%

Non-financial data:
Transactions (in millions)	6,031	5,711	6%
Net revenue per transaction	$0.0802	$0.0722	11%

	Year Ended December 31,
	2017	2016	% Change
Total revenue	$3,567,533	$3,082,951	16%
Network fees and other costs	1,780,179	1,537,072	16%

Net revenue	1,787,354	1,545,879	16%
Sales and marketing	646,479	557,942	16%

Segment profit	$1,140,875	$987,937	15%

Non-financial data:
Transactions (in millions)	22,747	20,955	9%
Net revenue per transaction	$0.0786	$0.0738	7%

Financial Institution Services

	Three Months Ended December 31,
	2017	2016	% Change
Total revenue	$113,554	$123,214	(8)%
Network fees and other costs	28,167	33,250	(15)%

Net revenue	85,387	89,964	(5)%
Sales and marketing	5,573	6,686	(17)%

Segment profit	$79,814	$83,278	(4)%

Non-financial data:
Transactions (in millions)	846	989	(14)%
Net revenue per transaction	$0.1009	$0.091	11%

	Year Ended December 31,
	2017	2016	% Change
Total revenue	$458,944	$496,040	(7)%
Network fees and other costs	122,986	137,158	(10)%

Net revenue	335,958	358,882	(6)%
Sales and marketing	23,027	24,309	(5)%

Segment profit	$312,931	$334,573	(6)%

Non-financial data:
Transactions (in millions)	3,542	4,018	(12)%
Net revenue per transaction	$0.0948	$0.0893	6%

Schedule 4

Worldpay, Inc.

Condensed Consolidated Statements of Financial Position

(Unaudited)

(in thousands)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$126,503	$139,148
Accounts receivable—net	985,888	940,052
Related party receivable	736	1,751
Settlement assets	142,010	152,490
Prepaid expenses	33,524	39,229
Other	83,951	15,188

Total current assets	1,372,612	1,287,858
Customer incentives	68,365	67,288
Property, equipment and software—net	473,723	348,553
Intangible assets—net	678,532	787,820
Goodwill	4,172,964	3,738,589
Deferred taxes	739,524	771,139
Proceeds from senior unsecured notes	1,135,205	—
Other assets	26,048	42,760

Total assets	$8,666,973	$7,044,007

Liabilities and equity
Current liabilities:
Accounts payable and accrued expenses	$622,871	$471,979
Related party payable	9,013	3,623
Settlement obligations	816,235	801,381
Current portion of note payable	107,897	131,119
Current portion of tax receivable agreement obligations to related parties	190,220	191,014
Current portion of tax receivable agreement obligations	55,324	60,400
Deferred income	18,879	7,907
Current maturities of capital lease obligations	8,044	7,870
Other	5,975	13,719

Total current liabilities	1,834,458	1,689,012
Long-term liabilities:
Note payable	5,586,348	3,089,603
Tax receivable agreement obligations to related parties	489,780	451,318
Tax receivable agreement obligations	45,247	86,640
Capital lease obligations	4,456	13,223
Deferred taxes	65,617	62,148
Other	40,413	44,774

Total long-term liabilities	6,231,861	3,747,706
Total liabilities	8,066,319	5,436,718

Commitments and contingencies
Equity:
Total equity (1)	600,654	1,607,289

Total liabilities and equity	$8,666,973	$7,044,007

(1)	Includes equity attributable to non-controlling interests.

Schedule 5

Worldpay, Inc.

Consolidated Statements of Cash Flows

(Unaudited)(in thousands)

	Year Ended
	December 31, 2017	December 31, 2016
Operating Activities:
Net income	$182,692	$280,871
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	318,493	270,054
Amortization of customer incentives	24,347	25,818
Amortization and write-off of debt issuance costs	5,989	22,584
Unrealized gain on foreign currency forward	(33,108)	—
Share-based compensation expense	47,855	35,871
Deferred tax expense	596,802	79,668
Excess tax benefit from share-based compensation	—	(12,167)
Tax receivable agreements non-cash items	(421,663)	(3,928)
Other	3,966	467
Change in operating assets and liabilities:
Accounts receivable and related party receivable	(38,914)	(212,862)
Net settlement assets and obligations	25,334	79,719
Customer incentives	(24,502)	(42,548)
Prepaid and other assets	(1,214)	39,636
Accounts payable and accrued expenses	125,103	92,749
Payable to related party	5,390	(1,075)
Other liabilities	(31,759)	(9,722)

Net cash provided by operating activities	784,811	645,135

Investing Activities:
Purchases of property and equipment	(110,805)	(118,194)
Acquisition of customer portfolios and related assets and other	(41,784)	(23,627)
Purchase of derivative instruments	—	(21,523)
Cash used in acquisitions, net of cash acquired	(531,534)	(406,777)

Net cash used in investing activities	(684,123)	(570,121)

Financing Activities:
Proceeds from issuance of long-term debt	1,270,000	3,234,375
Proceeds from issuance of senior unsecured notes	1,135,205	—
Repayment of debt and capital lease obligations	(143,708)	(3,084,922)
Borrowings on revolving credit facility	8,442,000	1,250,000
Repayment of revolving credit facility	(8,217,000)	(1,250,000)
Payment of debt issuance costs	(27,621)	(20,115)
Proceeds from issuance of Class A common stock under employee stock plans	14,566	15,389
Purchase and cancellation of Class A common stock	(1,268,057)	—
Repurchase of Class A common stock	—	(81,369)
Repurchase of Class A common stock (to satisfy tax withholding obligations)	(10,092)	(6,248)
Settlement of certain tax receivable agreements	(93,902)	(149,022)
Payments under tax receivable agreements	(46,472)	(40,271)
Excess tax benefit from share-based compensation	—	12,167
Distribution to non-controlling interests	(22,552)	(12,934)
Other	—	(12)

Net cash used in financing activities	1,032,367	(132,962)

Net decrease in cash and cash equivalents	1,133,055	(57,948)
Cash and cash equivalents—Beginning of period	139,148	197,096

Cash and cash equivalents—End of period	$1,272,203	$139,148

Cash Payments:
Interest	$123,056	$102,695
Income taxes	45,801	51,140
Non-cash Items:
Issuance of tax receivable agreements to related parties	$647,507	$171,162

Schedule 6

Worldpay, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(in thousands)

	Three Months Ended			Year Ended
	December 31,	December 31,		December 31,	December 31,
	2017	2016	% Change	2017	2016	% Change
Net (loss) income	$(46,368)	$62,958	(174)%	$182,692	$280,871	(35)%
Income tax expense(1)	547,501	40,262	NM	631,020	141,853	345%
Non-operating (income) expenses(2)	(419,154)	21,307	NM	(432,826)	36,256	NM
Interest expense—net	43,220	28,213	53%	140,661	109,534	28%
Share-based compensation	12,787	9,979	28%	47,855	35,871	33%
Transition, acquisition and integration costs(3)	62,260	15,226	309%	130,146	37,558	247%
Depreciation and amortization	81,529	70,504	16%	318,493	270,054	18%

Adjusted EBITDA	$281,775	$248,449	13%	$1,018,041	$911,997	12%

Non-GAAP Financial Measures

This schedule presents adjusted EBITDA, which is an important financial performance measure for the Company, but is not a financial measure as defined by GAAP. Such financial measure should not be considered as an alternative to GAAP net income, and such measure may not be comparable to those reported by other companies.

(1)	See note (3) in Schedule 1.
(2)	See note (4) in Schedule 2.
(3)	See note (3) in Schedule 2.

Schedule 7

Worldpay, Inc.

Outlook Summary

(Unaudited)

	First Quarter Financial Outlook		Full Year Financial Outlook
	Three Months Ended March 31,		Year Ended December 31,
	2018 Outlook(1)	2017 Actual(2)	2018 Outlook(1)	2017 Actual(2)
GAAP net income per share attributable to Worldpay, Inc.	($0.51) - ($0.46)	$0.17	$0.56 - $0.71	$0.80
Adjustments to reconcile GAAP to non-GAAP adjusted net income per share(3)	$1.27 - $1.25	$0.51	$3.10 - $3.05	$2.57

Adjusted net income per share	$0.76 - $0.79	$0.68	$3.66 - $3.76	$3.37

Non-GAAP and Adjusted Financial Measures

This schedule presents non-GAAP and adjusted financial measures, which are important financial performance measures for the Company, but are not financial measures as defined by GAAP. Such financial measures should not be considered as alternatives to GAAP, and such measures may not be comparable to those reported by other companies.

(1)	Combined company guidance excludes Worldpay Group plc EPS contribution for the period prior to the transaction closing from January 1, 2018 to January 15, 2018. Combined company guidance is based on an assumed exchange rate of U.S. dollar/pound sterling of $1.35.
(2)	2017 actuals include Vantiv, Inc. results only.
(3)	Represents estimated ranges of adjustments for the following items: (a) acquisition and integration costs incurred in connection with our acquisitions, charges related to employee termination benefits and other transition activities; (b) share-based compensation; (c) amortization of intangible assets acquired in business combinations and customer portfolio and related asset acquisitions; (d) non-operating expense is primarily associated with the change in the fair value of a TRA entered into as part of the acquisition of Mercury and a realized gain of approximately $56 million relating to the settlement of a deal contingent forward entered into in connection with the acquisition of Worldpay Group plc, (e) adjustments to income tax expense to reflect an effective tax rate for the three months ended March 31, 2018 and the full year 2018 based on Tax Reform and a new tax structure, assuming conversion of the Fifth Third Bank non-controlling interests into shares of Class A common stock, including the tax effect of adjustments described above; and (f) tax benefits due to the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, and to the tax basis step up associated with our separation from Fifth Third Bank and the purchase or exchange of Class B units of Vantiv Holding, net of payment obligations under tax receivable agreements.

PRELIMINARY ADJUSTED COMBINED SUPPLEMENTAL INFORMATION

We are providing this preliminary supplemental non-GAAP (Generally Accepted Accounting Principles) information to illustrate what the combined Vantiv, Inc./Worldpay Group plc (Company renamed Worldpay, Inc.) would have been had the transactions been effective at the beginning of 2016 with the new segment reporting structure, given the assumptions contained therein.

Management uses the preliminary adjusted combined non-GAAP supplemental information for purposes of evaluating business unit and consolidated company performance. The company therefore believes that the non-GAAP measures presented provide useful information to investors by allowing them to view the company’s businesses through the eyes of management, facilitating comparison of results across historical periods and providing a focus on the underlying ongoing operating performance of its businesses.

The company uses the preliminary adjusted combined non-GAAP supplemental information to supplement the financial information presented for Vantiv, Inc. on a GAAP historical basis. This non-GAAP supplemental information is not to be considered in isolation from or as a substitute for the related GAAP measures and should be read only in conjunction with financial information presented on a GAAP basis.

The preliminary historical adjusted combined financial information contained in the following supplemental information is for informational purposes only. These results do not necessarily reflect what the historical results of Worldpay, Inc. would have been if the acquisition of Worldpay Group plc had occurred on January 1, 2016. Nor is this information necessarily indicative of the future results of operations of Worldpay, Inc. The preparation of the preliminary adjusted combined financial information includes the use of estimates that may not have been accurate and assumptions that may not have been valid had the transactions occurred on January 1, 2016. However management believes them to be reasonable.

The preliminary historical adjusted combined financial information is not pro forma information prepared in accordance with Article 11 of SEC regulation S-X, and the preparation of information in accordance with Article 11 would result in a significantly different presentation.

The preliminary historical adjusted combined financial information constitutes forward-looking information and is subject to certain risks and uncertainties that could cause actual amounts to differ materially from those anticipated. See “Risk Factors” and “Cautionary Statements Regarding Forward Looking Information” included in our 2017 Annual Report on Form 10-K or as amended in subsequent filings.

The preliminary historical adjusted combined amounts reflect the historical combined results of Vantiv, Inc. and Worldpay Group plc., including information for the following combined company segments.

Merchant Solutions

Merchant Solutions primarily consists of Vantiv Inc.’s Direct, Independent Sales Organizations (ISOs), Merchant Bank sales channels and Worldpay Group plc’s U.S. and U.K segments.

Technology Solutions

Technology Solutions primarily consists of Vantiv, Inc.’s eCommerce, Paymetric, Integrated Payments sales channels and Worldpay Group plc’s Global eCommerce segments.

Issuer Solutions

Issuer Solutions primarily consists of Vantiv, Inc.’s Financial Institutions Services segment.

Supplemental Schedule 1

Worldpay, Inc.

Combined Consolidated Statements of Income

(Unaudited)

(in thousands)

	2017					2016
	Q1	Q2	Q3	Q4	YTD	YTD
Total revenue	$1,417,254	$1,535,796	$1,575,587	$1,634,324	$6,162,961	$5,565,711
Network fees and other costs	602,123	627,102	640,888	670,901	2,541,014	2,193,627

Net revenue(1)	815,131	908,694	934,699	963,423	3,621,947	3,372,084
Sales and marketing	251,479	263,350	267,866	261,404	1,044,099	988,555
Other operating costs(2)	134,030	144,498	148,113	149,961	576,602	528,789
General and administrative(3)	79,660	70,071	76,706	79,720	306,157	310,730
Depreciation and amortization(4)	35,246	37,191	41,771	39,342	153,550	126,744

Income from operations	314,716	393,584	400,243	432,996	1,541,539	1,417,266
Interest expense—net	75,628	78,524	83,700	88,844	326,696	310,892

Income before applicable income taxes	239,088	315,060	316,543	344,152	1,214,843	1,106,374
Income tax expense(5)	37,440	59,602	58,713	66,046	221,801	267,176
Tax rate(5)	16%	19%	19%	19%	18%	24%

Other(6)	(256)	(428)	(459)	(661)	(1,804)	(1,200)

Adjusted net income	$201,392	$255,030	$257,371	$277,445	$991,238	$837,998

Non-GAAP and Adjusted Financial Measures

This schedule presents non-GAAP and adjusted financial measures, which are important financial performance measures for the Company, but are not financial measures as defined by GAAP. Such financial measures should not be considered as alternatives to GAAP, and such measures may not be comparable to those reported by other companies.

(1)	Net revenue is revenue, less network fees and other costs which primarily consist of pass through expenses incurred by us in connection with providing processing services to our clients, including Visa and MasterCard network association fees and payment network fees.
(2)	Excludes transition, acquisition, and integration costs and Worldpay Group plc separately disclosed items (“SDIs”).
(3)	Excludes transition, acquisition, and integration costs, share-based compensation and Worldpay Group plc SDIs.
(4)	Excludes amortization of intangible assets acquired through business combinations and customer portfolio and related asset acquisitions.
(5)	Represents adjusted income tax expense assuming the conversion of the Class B units of Vantiv Holding into shares of Class A common stock, including the tax effect of adjustments described above. The 2017 effective tax rate includes the impact of the excess tax benefits relating to stock compensation as a result of the Company adopting new stock compensation accounting guidance on January 1, 2017 which requires those benefits to be recorded in income tax expense. Also includes tax benefits due to the amortization of intangible assets and other tax attributes resulting from or acquired with our acquisitions, and to the tax basis step up associated with our separation from Fifth Third Bank and the purchase or exchange of Class B units of Vantiv Holding, net of payment obligations under tax receivable agreements.
(6)	Represents the non-controlling interest, net of pro forma income tax expense discussed in (2) above, associated with a consolidated joint venture.

Supplemental Schedule 2

Worldpay, Inc.

Combined Segment Information

(Unaudited)

(in thousands)

	2017					2016
	Q1	Q2	Q3	Q4	YTD	YTD
Net revenue:
Merchant Solutions(1)	$445,720	$494,142	$487,252	$507,204	$1,934,318	$1,896,274
Technology Solutions(2)	283,283	331,722	360,163	369,270	1,344,438	1,107,786
Issuer Solutions(3)	86,128	82,830	87,284	86,949	343,191	368,024

Total net revenue	815,131	908,694	934,699	963,423	3,621,947	3,372,084
Sales and marketing	251,479	263,350	267,866	261,404	1,044,099	988,555

Segment profit	$563,652	$645,344	$666,833	$702,019	$2,577,848	$2,383,529

(1)	Merchant Solutions primarily consists of Vantiv Inc.’s Direct, ISOs, Merchant Bank sales channels and Worldpay Group plc’s U.S. and U.K segments.
(2)	Technology Solutions primarily consists of Vantiv, Inc.’s eCommerce, Paymetric, Integrated Payments sales channels and Worldpay Group plc’s Global eCommerce segments.
(3)	Issuer Solutions primarily consists of Vantiv, Inc.’s Financial Institutions Services segment.